Exhibit 10.1

FIRST AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2014 STOCK AND CASH INCENTIVE PLAN

As adopted by resolution of the
Board of Directors on March 24, 2017

1. Section 4(a)(1) of the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan (the “2014 Plan”) is amended by deleting the number “7,750,000” and inserting therefor “12,750,000.”

2. Section 4(c) of the 2014 Plan shall be amended by adding the following second new paragraph at the end thereof:

The aggregate economic value of all equity-based and equity-related Awards granted under this Plan in any year to any director who is not an employee of the Company or its affiliates shall not exceed $500,000, determined, for each Award, by using the Fair Market Value of Common Stock as of the date such Award is granted.

3. The second sentence of Section 12(c) of the 2014 Plan shall be amended by providing that no Awards shall be granted under the 2014 Plan after the expiration of ten years from the date shareholders approve this First Amendment.

4. Except as hereinabove amended, the provisions of the 2014 Plan shall remain in full force and effect.